EXHIBIT D
                                                                   ---------

                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                           At June 30, 1997
                                                           ----------------

ASSETS
Current Assets:
  Cash                                                        $   71,671
  Accounts Receivable                                                671
  Prepayments                                                      6,063
                                                              ----------
Total Current Assets                                              78,405
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,171)
                                                              ----------
Net Property, Plant & Equipment                                       37
                                                              ----------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             137,850
  Investment in Enerchange                                       895,660
  Other Deferred Debit                                             1,873
                                                              ----------
Total Other Assets                                             1,035,383
                                                              ----------

Total Assets                                                  $1,113,825
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (730,453)
                                                              ----------
Total Stockholders Equity                                        638,047
                                                              ----------

Current & Accrued Liabilities:
  Notes Payable Assoc. Companies                                 300,000
  Accounts Payable - Assoc. Companies                             11,265
  Federal Income Taxes Payable                                   (31,723)
  Other Accruals                                                   1,563
                                                              ----------
Total Current & Accrued Liabilities                              281,105
                                                              ----------

Accumulated Deferred Income Taxes                                194,673
                                                              ----------

Total Liabilities & Equity                                    $1,113,825
                                                              ==========